Exhibit 99.1

ALBUQUERQUE, N.M.
May 1, 2026

TXNM Energy Reports First Quarter 2026 Results

•2026 first quarter GAAP earnings of $0.03 per diluted share
•2026 first quarter ongoing earnings of $0.21 per diluted share
•Updated 2026 - 2030 capital investment plan of $10.2 billion

TXNM Energy (In millions, except EPS)

	Q1 2026	Q1 2025
GAAP net earnings attributable to TXNM Energy	$3.7	$8.9
GAAP diluted EPS	$0.03	$0.10
Ongoing net earnings	$23.8	$18.1
Ongoing diluted EPS	$0.21	$0.19

TXNM Energy (NYSE: TXNM) today reported 2026 first quarter results. As previously announced, TXNM Energy does not plan to issue 2026 earnings guidance during pendency of the proposed transaction with Blackstone Infrastructure.

"During the first quarter, customers continued to benefit from our phased-in rate approach at PNM,” said Don Tarry, President and CEO of TXNM Energy. “Our growing capital plan focuses on delivering the technology and solutions to provide customers with reliable, affordable energy and achieve New Mexico's clean energy future. As we move forward, our proposed transaction with Blackstone Infrastructure will secure the capital to implement these solutions and bring benefits to our customers and communities."

TRANSACTION UPDATE
On May 19, 2025, TXNM Energy announced an agreement under which affiliates of Blackstone Infrastructure will acquire the outstanding common stock of TXNM Energy for $61.25 per share.

Shareholders approved the proposed transaction on August 28, 2025. In February 2026, approval was received from the Federal Energy Regulatory Commission and the Public Utility Commission of Texas approved a unanimous settlement agreement on the proposed transaction. Clearance has been received from the Federal Communications Commission and the waiting period under the Hart-Scott-Rodino Act has expired without any objections or concerns having been raised. Approvals continue to be pursued from the Nuclear Regulatory Commission and New Mexico Public Regulation Commission ("NMPRC").

TXNM Energy continues to anticipate that the closing of the acquisition will occur in the second half of 2026, subject to the satisfaction or waiver of the remaining customary closing conditions, including among other things, receipt of other required state and federal regulatory approvals.

REGULATORY UPDATE
On March 2, 2026, Public Service Company of New Mexico ("PNM") filed its first annual grid modernization plan reconciliation filing to begin recovery under the program designed to enhance service to customers through new tools, including smart meters, and enable New Mexico’s clean energy transition. This plan enables two-way communication on the grid, allowing customers to gain insights over their energy usage and allowing PNM visibility into the real-time status of the distribution grid to reduce outages or eliminate problems before they occur. The rider to collect the year one revenue requirement of $7 million became effective April 15, 2026.

On March 12, 2026, the NMPRC approved PNM's application for the $165 million investment in two economic development projects. Under New Mexico legislation, customer costs for these projects are deferred until the project becomes beneficial to new or existing customers.

The second phase of PNM’s previously approved $105 million rate increase under an unopposed settlement was implemented April 1, 2026. The updated rates help ensure New Mexico’s electric system remains safe, reliable and ready for future energy needs, including support for wildfire prevention, grid upgrades and energy storage.

On April 7, 2026, the NMPRC approved PNM's application for an additional 30 megawatts of distribution battery storage projects. The projects reflect $78 million of investment to support increasing customer demand on feeders that are at or near hosting-capacity limits at five existing PNM-owned solar facilities and appear among the most cost-effective for storage deployment.

At Texas New Mexico Power (“TNMP”), hearings were canceled for TNMP's base rate review filed on November 14, 2025, at the parties’ request to pursue a final settlement.

INVESTMENT PLAN UPDATE
As part of its normal forecasting process, TXNM Energy has rolled forward and updated its five-year capital investment plan for 2026 through 2030. The forecasted expenditures include TNMP’s investments to support continued high growth in system demand across TNMP’s service territories and growing infrastructure investments from the Texas legislature to support grid reliability and resilience. PNM’s capital initiatives include investments in generation, transmission, and distribution infrastructure to deliver clean energy, support customer growth, enhance customer satisfaction, and increase grid resilience. Capital expenditures also include investments in PNM’s Grid Modernization Plan and TNMP’s SRP. These investments provide for a more resilient, reliable, efficient, and decarbonized electric system.

	Capital Investment Plan (In millions)
	2026	2027	2028	2029	2030	2026-2030 Total
PNM	$725	$1,049	$1,011	$1,500	$655	$4,940
TNMP	762	995	1,098	1,058	1,013	4,926
Corporate and Other	79	59	85	63	62	349

Consolidated TXNM Energy	$1,567	$2,103	$2,194	$2,621	$1,730	$10,215

TXNM Energy has also rolled forward and updated its rate base forecast to reflect its updated capital investment plan.

	Average Rate Base (In billions)
	2026	2027	2028	2029	2030
PNM Retail	$3.4	$3.8	$4.2	$5.3	$6.2
PNM FERC	1.0	1.0	1.0	1.4	1.3
TNMP	3.3	3.9	4.9	5.7	6.2

Total Rate Base	$7.6	$8.7	$10.1	$12.3	$13.6

SEGMENT REPORTING OF 2026 FIRST QUARTER EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the TXNM Energy holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	Q1 2026	Q1 2025	Q1 2026	Q1 2025
PNM	($0.14)	$0.01	$0.01	$0.09
TNMP	$0.27	$0.24	$0.30	$0.24
Corporate and Other	($0.10)	($0.15)	($0.10)	($0.14)

Consolidated TXNM Energy	$0.03	$0.10	$0.21	$0.19

Net changes to GAAP and ongoing earnings in the first quarter of 2026 compared to the first quarter of 2025 include:

•PNM: Rate relief from the implementation of the first phase of the approved 2025 Rate Request, higher transmission revenues and the timing of plant outages were offset by lower retail load, primarily due to milder than normal temperatures, increased O&M, higher depreciation, property tax and interest expense associated with new capital investments and increased demand charges from energy storage agreements added in late 2025.

•TNMP: Rate recovery through the Distribution Cost Recovery Factor and Transmission Cost of Service rate mechanisms and revenues recorded under Texas House Bill 5247 were partially offset by lower retail load, primarily due to milder than normal temperatures, and higher depreciation and property tax expense associated with new capital investments.

•Corporate and Other: Lower interest expense due to lower debt balances increased earnings.

GAAP and ongoing earnings per share were reduced in the first quarter of 2026 by shares issued in June and August 2025 for proceeds of $800 million and shares issued in March 2026 for proceeds of $105 million.

In addition, GAAP earnings in the first quarter of 2026 included $16.9 million of net unrealized losses on investment securities compared to $8.2 million in the first quarter of 2025. GAAP earnings in the first quarter of 2026 also included $5.6 million of costs related to the planned acquisition.

Background:
TXNM Energy (NYSE: TXNM), an energy holding company based in Albuquerque, New Mexico, delivers energy to more than 800,000 homes and businesses across Texas and New Mexico through its regulated utilities, TNMP and PNM. For more information, visit the company's website at www.TXNMEnergy.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Corporate Communications
(505) 241-2160                    (505) 241-2743

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for TXNM Energy, PNM, or TNMP (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the unaudited financial results, earnings guidance, statements regarding the potential transaction between TXNM Energy and Blackstone Infrastructure, including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction and the expected benefits of the potential transaction, rate proceeding outcomes, anticipated benefits of the new transmission line project, and the expected timing of the IRP filing, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. TXNM, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, TXNM, PNM, and TNMP caution readers not to place undue reliance on these statements. TXNM's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Form 8-K's with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein and the risks and uncertainties related to the proposed transaction with Blackstone Infrastructure, including, but not limited to: the expected timing and likelihood of completion of the pending transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending transaction that could reduce anticipated benefits or cause the parties to abandon the transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement, including in circumstances requiring TXNM Energy to pay a termination fee, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, the outcome of legal proceedings that may be instituted against TXNM Energy, its directors and others related to the proposed transaction, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of TXNM Energy to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally, the amount of costs, fees, charges or expenses resulting from the proposed transaction, and the risk that the price of TXNM Energy’s common stock may fluctuate during the pendency of the proposed transaction and may decline significantly if the proposed transaction is not completed. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-2.

TXNM Energy, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(in thousands)
Three Months Ended March 31, 2026
GAAP Net Earnings (Loss) Attributable to TXNM	$(15,882)	$30,690	$(11,071)	$3,737
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	16,889	—	—	16,889
Pension expense related to previously disposed of gas distribution business2b	715	—	—	715
Process improvement initiatives2c	1,001	—	—	1,001
Merger related costs2d	1,010	3,795	829	5,634
Total adjustments before income tax effects	19,615	3,795	829	24,239
Income tax impact of above adjustments[1]	(4,982)	(797)	(210)	(5,989)
Timing of statutory and effective tax rates on non-recurring items[4]	2,250	(153)	(245)	1,852
Total income tax impacts[3]	(2,732)	(950)	(455)	(4,137)
Adjusting items, net of income taxes	16,883	2,845	374	20,102
Ongoing Earnings (Loss)	$1,001	$33,535	$(10,697)	$23,839

Three Months Ended March 31, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$945	$22,283	$(14,305)	$8,923
Adjusting items before income tax effects:
Net change in unrealized (gains) losses on investment securities2a	8,233	—	—	8,233
Pension expense related to previously disposed of gas distribution business2b	784	—	—	784
Process improvement initiatives2c	216	—	1,474	1,690
Merger related costs2d	—	—	140	140
Total adjustments before income tax effects	9,233	—	1,614	10,847
Income tax impact of above adjustments[1]	(2,345)	—	(410)	(2,755)
Timing of statutory and effective tax rates on non-recurring items[5]	1,085	(59)	85	1,111
Total income tax impacts[3]	(1,260)	(59)	(325)	(1,644)
Adjusting items, net of income taxes	7,973	(59)	1,289	9,203
Ongoing Earnings (Loss)	$8,918	$22,224	$(13,016)	$18,126

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] Changes in "Gains (losses) on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Other (deductions)"
[c] Increases in "Administrative and general" of $1.0 million and increases in "Transmission and distribution costs" of less than $0.1 million at PNM for the three months ended March 31 2026; Increases in "Administrative and general" of $1.5 million at Corporate and Other and less than $0.1 million at PNM, increases in "Energy production costs" of $0.1 million at PNM, and increases in "Transmission and Distribution costs" of less than $0.1 million at PNM for the three months ended March 31, 2025

[d] Increases in "Administrative and general" of $1.0 million at PNM, less than $0.1 million at TNMP, and $0.8 million for Corporate and Other and increases in "Interest charges" of $3.7 million at TNMP for the three months ended March 31, 2026; Increases in "Administrative and general" of $0.1 million at Corporate for the three months ended March 31, 2025

[3] Increases (decreases) in "Income Taxes (Benefits)"
[4] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 22.8% for TXNM, and the GAAP anticipated effective tax rates of 11.9% for PNM, 20.4% for TNMP, and 14.6% for TXNM, which will reverse by year end

[5] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 22.7% for TXNM, and the GAAP anticipated effective tax rates of 10.4% for PNM, 20.2% for TNMP, and 12.3% for TXNM, which will reverse by year end

TXNM Energy, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Unaudited)

	PNM	TNMP	Corporate and Other	TXNM Consolidated
	(per diluted share)
Three Months Ended March 31, 2026
GAAP Net Earnings (Loss) Attributable to TXNM	$(0.14)	$0.27	$(0.10)	$0.03
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	0.11	—	—	0.11
Process improvement initiatives	0.01	—	—	0.01
Merger related costs	0.01	0.03	—	0.04
Timing of statutory and effective tax rates on non-recurring items	0.02	—	—	0.02
Total Adjustments	0.15	0.03	—	0.18
Ongoing Earnings (Loss)	$0.01	$0.30	$(0.10)	$0.21
Average Diluted Shares Outstanding: 112,860,245

Three Months Ended March 31, 2025
GAAP Net Earnings (Loss) Attributable to TXNM	$0.01	$0.24	$(0.15)	$0.10
Adjusting items, net of income tax effects:
Net change in unrealized (gains) losses on investment securities	0.07	—	—	0.07
Process improvement initiatives	—	—	0.01	0.01
Timing of statutory and effective tax rates on non-recurring items	0.01	—	—	0.01
Total Adjustments	0.08	—	0.01	0.09
Ongoing Earnings (Loss)	$0.09	$0.24	$(0.14)	$0.19
Average Diluted Shares Outstanding: 93,179,447

TXNM Energy, Inc. and Subsidiaries
Schedule 3
Condensed Consolidated Statements of Earnings
(Unaudited)

	Three Months Ended March 31,
	2026	2025
	(In thousands, except per share amounts)

Electric Operating Revenues	$504,982	$482,792
Operating Expenses:
Cost of energy	166,492	169,182
Administrative and general	66,913	60,769
Energy production costs	24,403	24,546
Depreciation and amortization	112,323	104,551
Transmission and distribution costs	25,887	25,505
Taxes other than income taxes	31,953	26,350
Total operating expenses	427,971	410,903
Operating income	77,011	71,889
Other Income and Deductions:
Interest income	3,567	4,247
(Losses) on investment securities	(8,944)	(1,241)
Other income	6,857	4,729
Other (deductions)	(1,900)	(2,258)
Net other income and deductions	(420)	5,477
Interest Charges	68,595	63,551
Earnings before Income Taxes	7,996	13,815
Income Taxes (Benefits)	(9)	1,018
Net Earnings	8,005	12,797
(Earnings) Attributable to Valencia Non-controlling Interest	(4,136)	(3,742)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)
Net Earnings Attributable to TXNM	$3,737	$8,923
Net Earnings Attributable to TXNM per Common Share:
Basic	$0.03	$0.10
Diluted	$0.03	$0.10
Dividends Declared per Common Share	$0.4225	$0.4075